Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-135190, 333-135189, 333-135187, 333-132871, 333-116556, 333-101255, 333-92402, 333-36142, 333-39114, 333-40618, 333-51024, 333-58694, 333-60219, 333-61799, 333-64902, 333-68379, 333-69375, 333-70765, 333-80513, 333-81355, 333-82498, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-86585, 333-91425 and 333-141257) and on Form S-8 (File Numbers 333-52845, 333-54550, 333-70321, and 333-81824) of Boston Properties, Inc. of our report dated March 1, 2007, except for Notes 19 and 22 as to which the date is July 25, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 25, 2007